Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousand except per share amount)

	Actual Year to Date May 31, 2010	Projected Year Ended February 28, 2011
Net Sales:
Electrical and Industrial Products	$37,161	$158,000 to $165,000
Galvanizing Services	40,314	$222,000 to $230,000
Total Sales	$77,475	$380,000 to $395,000

Diluted earnings per share	$.51	$2.65 to $2.80

Net Sales by Market Segment:
Power Generation		17.5%
Transmission and Distribution		27.0%
Industrial		55.5%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		21%
Transmission and Distribution		44%
Industrial		35%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		30%
OEM’s		11%
Industrial		32%
Bridge and Highway		9%
Petro Chemical		18%

Operating Margins:
Electrical and Industrial Products	17.8%	15% to 15.5%
Galvanizing Services	28.5%	24% to 25%

Cash Provided By Operations	$4,200	$49,000
Capital Expenditures	$2,300	$20,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost		$20,000
Total Bank Debt	$100,000	$100,000

Cash Dividend	$3,100	$12,400

Percent of Business By Segment:
Electrical and Industrial Products	48%	42%
Galvanizing Services	52%	58%